Exhibit 5.1

Baker & McKenzie LLP 452 Fifth Avenue New York, NY 10018 United States Tel: +1 212 626 4100 Fax: +1 212 310 1600 www.bakermckenzie.com

Registration Statement on Form S-4

Company”), in connection with the Company's Registration Statement on Form S-4 (the “Registration Statement”) filed under the U.S. Securities Act of 1933, as amended (the “Securities Act”), with the U.S. Securities and Exchange Commission (the “SEC”) on February 14, 2024, with respect to the registration of the offer (the “Exchange Offer”) by Cummins Inc., a Indiana corporation (“Cummins”), to exchange up to an aggregate of 67,054,726 shares (the “Shares”) of the Company's common stock, par value $0.0001 per share, owned by Cummins for outstanding shares of Cummins’ common stock, par value $2.50 per share.

Asia Pacific

Bangkok

Beijing

Brisbane

Hanoi

Ho Chi Minh City

Hong Kong

Jakarta

Kuala Lumpur*

Manila*

Melbourne

Seoul

Shanghai

Singapore

Sydney

Taipei

Tokyo

Yangon

Europe, Middle East

& Africa

Abu Dhabi

Almaty

Amsterdam

Antwerp

Bahrain

Barcelona

Berlin

Brussels

Budapest

Cairo

Casablanca

Doha

Dubai

Dusseldorf

Frankfurt/Main

Geneva

Istanbul

Jeddah*

Johannesburg

Kyiv

London

Luxembourg

Madrid

Milan

Munich

Paris

Prague

Riyadh*

Rome

Stockholm

Vienna

Warsaw

Zurich

The Americas

Bogota

Brasilia**

Buenos Aires

Caracas

Chicago

Dallas

Guadalajara

Houston

Juarez

Lima

Los Angeles

Mexico City

Miami

Monterrey

New York

Palo Alto

Porto Alegre**

Rio de Janeiro**

San Francisco

Santiago

Sao Paulo**

Tijuana

Toronto

Washington, DC

* Associated Firm

** In cooperation with Trench, Rossi e Watanabe Advogados

February 14, 2024

Atmus Filtration Technologies Inc.

RE: Registration Statement on Form S-4

Ladies and Gentlemen:

We are acting as counsel for Atmus Filtration Technologies Inc., a Delaware corporation (the “Company”), in connection with the Company's Registration Statement on Form S-4 (the “Registration Statement”) filed under the U.S. Securities Act of 1933, as amended (the “Securities Act”), with the U.S. Securities and Exchange Commission (the “SEC”) on February 14, 2024, with respect to the registration of the offer (the “Exchange Offer”) by Cummins Inc., a Indiana corporation (“Cummins”), to exchange up to an aggregate of 67,054,726 shares (the “Shares”) of the Company's common stock, par value $0.0001 per share, owned by Cummins for outstanding shares of Cummins’ common stock, par value $2.50 per share.

In reaching the opinions set forth herein, we have examined the originals, or photostatic or certified copies of, (i) the amended and restated certificate of incorporation of the Company, (ii) the amended and restated bylaws of the Company, (iii) certain resolutions of the Board of Directors of the Company and Cummins, and (iv) such other corporate records, agreements, documents and instruments and certificates or comparable documents of public officials and officers and representatives of the Company as we have deemed necessary or appropriate for the expression of the opinions contained herein.

In rendering the opinions contained herein, we have assumed the genuineness of all signatures on all documents examined by us, the legal capacity of all natural persons signing such documents, the due authority of all parties signing such documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies and the authenticity of the originals of such copies.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that the Shares have been duly and validly authorized and issued and are fully paid and nonassessable.

The opinions expressed above are limited to the General Corporation Law of the State of Delaware. We do not purport to cover herein the application of the securities or “Blue Sky” laws of any state or other jurisdiction.

This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC.

Very truly yours,

/s/ BAKER & McKENZIE LLP

Baker & McKenzie LLP is a member of Baker & McKenzie International.